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                                                                    EXHIBIT 99.1




                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                                 DIVIDEND REPORT



Ithaca, Michigan, August 22, 2003 -

Jeffrey S. Barker, President and CEO of Commercial Bank and its holding company, Commercial National Financial Corporation, announced that on August 20, 2003, the corporation's Board of Directors declared a cash dividend of $.14 per share. The dividend will be paid on October 1, 2003, to shareholders of record as of September 12, 2003. This dividend represents an increase of 5% over the 2002 third quarter dividend adjusted for the 5% stock dividend of November 2002.

Commercial Bank operates full service banking offices in Alma, Greenville, Ithaca, Middleton, Mt. Pleasant, Pompeii and St. Louis.




Contact:

Daniel E. Raleigh
Vice President
989-875-5504